EXHIBIT 5.1

[DaVita letterhead]

September 30, 2010

DaVita Inc.

1551 Wewatta Street

Denver, Colorado 80202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by DaVita Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on September 30, 2010, for the registration of the sale from time to time of the Company’s debt securities (the “Debt Securities”) to be issued pursuant to one or more Indentures (the “Indentures”) to be entered into between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), and the guarantees to be issued by the Company’s subsidiaries named as co-registrants in the Registration Statement (the “Guarantors”) with respect to such Debt Securities (the “Guarantees” and together with the Debt Securities, the “Securities”).

I am the Vice President, General Counsel and Secretary of the Company and I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Securities. In this regard, I directly or through attorneys under my direction have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

Based on the foregoing, I am of the opinion that:

Each series of Debt Securities and the Guarantees will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law).

For purposes of this opinion, I have assumed that, at or prior to the time of delivery of the Securities, (i) the Registration Statement shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such Securities shall have been filed (or transmitted for filing) with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act; (iii) the Indentures (including any necessary supplemental indenture) shall have been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee and shall have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the Guarantees shall have been duly authorized, executed and delivered by the applicable Guarantors, (v) each of the Company and the Guarantors shall have taken appropriate corporate or other action authorizing the issuance and sale of such Securities in accordance with the resolutions heretofore adopted by the Board of Directors, manager(s), member(s) or general partner, as applicable, of the Company and each of the Guarantors; and (vi) the specific terms of the Securities shall have been duly authorized and established in accordance with the applicable Indenture, and such Securities shall have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture against payment of the agreed upon consideration therefor.

For the purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company or the Guarantors and the validity, legally binding character or enforceability of the Securities, and that such laws will be the only laws applicable to the Company, the Guarantors and the Securities. I have further assumed that neither the Certificate of Incorporation or By-laws of the Company nor any of the equivalent organizational documents of any Guarantor will have been materially modified or amended.

I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance or sales of the Securities.

This opinion is limited to the Securities Act, the laws of the State of Ohio (for the specific purposes set forth below) and the Delaware General Corporation Law. I note that the Indentures and the Securities are expressly governed by the laws of the State of New York and, for the purposes of rendering the opinion set forth above, I have assumed that the applicable substantive laws of the State of Ohio are substantially similar to those of the State of New York. I express no opinion and make no representation as to the appropriateness of such assumption.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/S/ KIM M. RIVERA
Kim M. Rivera
Vice President, General Counsel and Secretary

2